Exhibit (j)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of Fidelity Court Street Trust II: Fidelity Connecticut Municipal Money Market Fund, Fidelity New Jersey Municipal Money Market Fund, Spartan Connecticut Municipal Money Market Fund, Spartan Florida Municipal Money Market Fund, and Spartan New Jersey Municipal Money Market Fund of our reports dated January 11, 2001 on the financial statements and financial highlights included in the November 30, 2000 Annual Reports to Shareholders of Fidelity Connecticut Municipal Money Market Fund, Fidelity New Jersey Municipal Money Market Fund, Spartan Connecticut Municipal Money Market Fund, Spartan Florida Municipal Money Market Fund, and Spartan New Jersey Municipal Money Market Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

January 24, 2001